               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant  [_]
Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential.  For Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Rule 14a-12

                    AMERICAN WATER WORKS COMPANY, INC.
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           (Name of each Registrant as Specified in its Charter)

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 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.

     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:

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     3)   Filing Party:

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     4)   Date Filed:

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RWE Acquisition Update #9

November 30, 2001

This is an update on the RWE/Thames acquisition for American Water
Associates. Frequent updates will be distributed in the coming weeks via email. They are then archived, along with other important materials, in the
"RWE Acquisition Update" database on Lotus Notes.

Frequently Asked Questions

Has the date and location of the special shareholder's meeting been set?
Yes. The meeting will be held on January 17, 2002 at the Philadelphia
Convention Center. Shareholders who own American Water Works common stock and cumulative preferred stock 5% series by the close of business
December 4, 2001 will be eligible to vote at the special meeting.

The proxy statement, which describes the details of the transaction, is expected to be mailed to shareholders on December 7, 2001. It will also be filed with the U.S. Securities and Exchange Commission at that time.

How about the regulatory filings with the various state commissions? Do we have a timetable yet?
We expect to begin those filings in early December and to complete them by the end of the month.

Continued . . .

We know that plans call for the American Water team to head up the Thames
Water business in North and South America once the transaction is complete.
Any idea of what the organization could look like?
Here is an early look at what The Americas Region can be expected to look like:

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     American Water Works Company, Inc. (the "Company"), RWE
Aktiengesellschaft, a company organized under the laws of the Federal
Republic of Germany ("Guarantor"), Thames Water Aqua Holdings GmbH, a
company organized under the laws of the Federal Republic of Germany and a wholly owned subsidiary of Guarantor ("Parent"), and Apollo Acquisition
Company, a Delaware corporation and a wholly owned subsidiary of Parent
("Sub") have entered into an Agreement and Plan of Merger, dated as of
September 16, 2001, pursuant to which Sub will be merged with and into the
Company with the Company surviving the merger (the "Merger"). In connection with the Merger, the Company will be filing a proxy statement with the
Securities and Exchange Commission (the "SEC"). SECURITY HOLDERS OF THE
COMPANY ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE
BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE MERGER. Investors
and security holders may obtain a free copy of the proxy statement when it becomes available and other documents filed by the Company with the SEC in connection with the Merger at the SEC's web site at www.sec.gov. Security holders of the Company may also obtain for free a copy of the proxy statement and other documents filed with the SEC by the Company in connection with the Merger by contacting Nancy A. Macenko, Vice President
External Affairs, at (856) 566-4026.

     The Company and its subsidiaries and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in favor of the Merger. These directors include the following: Marilyn Ware, Gerald C. Smith, J. James
Barr, Henry G. Hager, Ross A. Webber, Frederick S. Kirkpatrick, Paul W.
Ware, Nancy Ware Wainwright, Ray J. Groves, Elizabeth H. Gemmill, William
S. White, Anthony P. Terracciano, William O. Albertini, Rhoda W. Cobb and
Horace Wilkins, Jr. and these officers include Joseph F. Hartnett, Jr.,
Daniel L. Kelleher, W. Timothy Pohl, Robert D. Sievers, Ellen C. Wolf,
Nancy A. Macenko and James E. Harrison. Collectively, as of March 5, 2001,
the directors and executive officers of the Company may be deemed to beneficially own approximately 21.9% of the outstanding shares of the
Company's common stock and under 5% of the outstanding shares of the
Company's Cumulative Preferred Stock, 5% Series. Stockholders of the
Company may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.

     Forward looking statements in this report, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the U.S. Private Securities
Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include, among others, the following: the success of pending applications for rate increases, inability to obtain, or to meet conditions imposed for, regulatory approval of pending acquisitions, weather conditions that tend to extremes of temperature or duration; availability, terms and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with governmental regulations, particularly those affecting the environment and water quality; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; changes in business strategy or plans;
quality of management; general economic and business conditions; the ability to satisfy the conditions to closing set forth in the definitive agreement; and other factors described in filings of the Company with the
SEC. The Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.